Exhibit 10.24

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into as of the 2nd day of January, 2013 (“Effective Date”) by and between Ambrosial Consulting Group, LLC, a woman owned business, whose address is 8871 W. Flamingo Road #2-02, Las Vegas, NV 89147, email: ambrosialconsultinggroup@gmail.com (herein referred to as "Consultant"), and Monster Offers, a Nevada corporation whose address is: 27665 Forbes Road, Laguna Niguel, CA 92677, facsimile no. 949-266-7303, email: wayne.irving@monsteroffers.com (herein referred to as the "Company").

R E C I T A L S

WHEREAS, Consultant has extensive experience in educational consulting, both as a freelance consultant for small to mid-size companies; and

WHEREAS, the Company desires to engage the Consultant to perform certain Services (as described below) for the Company as an independent contractor and not as an employee; and

WHEREAS, Consultant desires to perform said Services.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1. Scope of Services.

During the Term (as defined below), Consultant shall be available to consult with the Board of Directors of the Company, the officers of the Company, and the heads of the Company’s administrative staff at reasonable times in connection with Consultant’s performance of the “Services”. For purposes of this Agreement, the “Services” shall consist of providing the Company with consulting advice in connection with (i) the Company’s formulating, directing, and implementing strategic plans to integrate technologies into various educational fields, (ii) assisting the Company in implementing development of outreach programs to private and public school districts, (iii) identifying trends in education that could be assisted by mobile technology or mobile devices.(iiii) providing professional consulting services, as it pertains to human resources, developing and providing training curriculum/classes, employee handbook and employee compensation/benefit plans.

In his performance of the Services Consultant shall not represent, or purport to represent, the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications, nor shall Consultant make claims to do so.

2. Term. The term (“Term”) of this Agreement shall commence as of the Effective Date and shall end on the date that is six (6) months subsequent to the Effective Date, subject to earlier termination by the Company for any reason or no reason by its giving Consultant ten (10) days' prior written notice of termination.

3. Compensation. As payment for his rendering of the Services, Consultant shall receive pursuant to the terms of the Agreement a flat fee payment of fifty thousand (50,000) restricted shares of common stock of the Company (such shares, the “Payment Shares”); a stock certificate representing said Payment Shares shall be delivered by the Company to Consultant promptly upon the parties’ execution and delivery of this Agreement, and in any event no later than thirty (30) days subsequent to the Effective Date. The parties hereto understand and agree that said Payment Shares shall constitute payment in full and the sole and exclusive compensation to be paid by the Company to Consultant in exchange for Consultant’s rendering of the Services.

4. Miscellaneous.

4.1 Assignment. This Agreement is not transferable or assignable, without the prior written consent of the other party; provided, however, that the Company shall have the unrestricted right to assign this Agreement to an affiliate of the Company or in connection with a sale of over 50% of the issued and outstanding capital stock of the Company or a sale by the Company of substantially all of the Company’s assets to a third party.

4.2 Execution and Delivery of Agreement. Each of the parties shall be entitled to rely on delivery by facsimile transmission of an executed copy of this Agreement by the other party, and acceptance of such facsimile copies shall create a valid and binding agreement between the parties.

4.3 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

4.4 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

4.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

4.6 Waiver and Amendment. Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the parties.

4.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

4.8 Governing Law; Jurisdiction. This Agreement is governed by and shall be construed in accordance with the internal law of the State of California without reference to its rules as to conflicts of law. Any disputes under this Agreement shall be brought in the state courts and the Federal courts located in Orange County, California, and the parties hereby irrevocably consent to the personal jurisdiction and venue of these courts.

4.9 Any notice hereby required or permitted to be given pursuant to this Agreement shall be sufficiently given if in writing and delivered in person or sent by facsimile, electronic mail, overnight courier or First Class mail, postage prepaid, to either party at the address of such party stated in the initial paragraph of this Agreement or such other address as shall have been designated by written notice by such party to the other party in accordance with this Section 4.9. Any notice or other communication required or permitted to be given under this Agreement will be deemed given (i) upon personal delivery to the party to be notified (ii) on the day when delivered by electronic mail to the proper electronic mail address, (iii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iv) the first business day after deposit with a nationally recognized overnight courier, specifying next day delivery, or (v) the third business day after the day on which such notice was mailed in accordance with this Section.

4.10 Should suit be brought to enforce or interpret any part of this Agreement, the “prevailing party” shall be entitled to recover its costs of suit, including reasonable attorneys’ fees from the non-prevailing party.

4.11 Independent Contractor. Each of the parties understands and agrees that in connection with Consultant’s rendering of Services pursuant to this Agreement, Consultant shall be deemed at all times to be an independent contractor of the Company, and that under no circumstances shall Consultant be deemed an employee, agent, or representative of the Company. Consultant shall have no right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the Company. In connection with his performance of the Services, Consultant is not entitled to unemployment insurance or workers compensation insurance, and Consultant shall be solely responsible for timely remittance to appropriate authorities of all federal, state, and local taxes and charges incident to the provision of and payment of compensation for Services. CONSULTANT SHALL NOT HOLD HIMSELF/HERSELF/ITSELF OUT OR OTHERWISE REPRESENT HIMSELF/HERSELF/ITSELF TO ANY PERSON OR ENTITY AS ANYTHING OTHER THAN AN INDEPENDENT CONSULTANT OF THE COMPANY, REGARDLESS OF ANY TITLE OR DESIGNATION THAT CONSULTANT MAY HOLD WITH THE COMPANY.

4.12. Expenses. Consultant shall be entitled to receive reimbursement for reasonable expenses incurred by Consultant directly in connection with Consultant’s performance of Services during the Term only to extent that all such expenses have been approved by the Company in advance and in writing, and in connection with obtaining any such reimbursement, Consultant must submit an expense account report detailing the applicable costs together with supporting statements, documentation, and/or receipts as are reasonably required by the Company (such materials to be submitted in connection with any such reimbursement, the “Reimbursement Reports”). To be eligible to receive reimbursement payments pursuant to this Section 4.12, Consultant shall submit any Reimbursement Reports within 15 days of Consultant’s incurrence of said expenses, and Company shall pay reimbursement to Consultant for such expenses within 30 days of Consultant’s submittal of such Reimbursement Reports.

4.13. Written Reports. Upon request, Consultant shall promptly furnish the Company written reports (“Written Reports”) pertaining to the Services in the detail and form that the Company may reasonably require.

4.14. Compliance with Laws and Company Rules. In the event that rendition of the Services requires Consultant to be located at facilities of the Company, Consultant shall comply with all applicable federal and state laws and regulatory requirements and all safety and health regulations and other rules and policies prescribed by the Company.

4.15 Non-disclosure and Non-Use of Company Confidential Information; Non-solicitation/non-competition; Ownership of property, inventions, improvements and original works of authorship.

4.15.1    For purposes of this Agreement, Company Confidential Information means any confidential, proprietary, and/or trade secret information of the Company or material derived therefrom, unknown to the general public, which is disclosed by the Company to the Consultant under this Agreement and/or in connection with Consultant’s performance of the Services. Company Confidential Information includes, without limitation, technical, trade secret, commercial, and financial information about either party’s (a) research or development; (b) marketing plans or techniques, contacts, or customers, including statistical sales information; (c) organization or operations; (d) business development plans (i.e., licensing, supply, acquisitions, divestitures, or combined marketing), forecasts or similar documents; (e) products, licenses, trademarks, patents, other types of intellectual property, or any other contractual right or interest, either as of, or subsequent to, the Effective Date; (f)  information regarding employees or independent contractors hired or engaged by the Company; and (g) client databases and customer lists. All Company Confidential Information disclosed by the Company to Consultant in tangible form (including, without limitation, information incorporated in computer software) shall be and remain the property of the Company. Consultant shall neither use nor disclose Company Confidential Information from the Company for any purpose other Consultant’s rendering of the Services. The parties hereto recognize and agree that nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any Company Confidential Information disclosed pursuant to this Agreement, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Company Confidential Information. Consultant shall not make, have made, use or sell for any purpose any product, service or other item using, incorporating or derived from any Company Confidential Information.

4.15.2    Upon the expiration or termination of this Agreement, Consultant shall return to the Company all tangible forms of Company Confidential Information then in his possession, including any and all copies and/or derivatives of Company Confidential Information made by Consultant as well as any writings, drawings, specifications, manuals, or other printed or electronically stored material based on, or derived from, Company Confidential Information. Any material or media not subject to return must be destroyed. Consultant shall not disclose to third parties any Company Confidential Information or any reports, recommendations, conclusions, or other results of work under this Agreement without prior consent of an authorized officer of the Company. The obligations set forth in this Section 4.15, including the obligations of confidentiality and non-use, shall be continuing and shall survive the expiration or termination of this Agreement and will continue for a period of five (5) years.

4.15.3    The obligations of confidentiality and non-use set forth herein shall not apply to the following: (i) Company Confidential Information at or after such time that it is or becomes publicly available through no fault of the Consultant; (ii) Company Confidential Information that is already independently known to the Consultant as shown by prior written records; (iii) Company Confidential Information at or after such time that it is disclosed to the Consultant by a third party with the legal right to do so; or (iv) Company Confidential Information required to be disclosed pursuant to judicial process, court order, or administrative request, provided that the Consultant shall so notify the Company sufficiently prior to disclosing such Company Confidential Information as to permit the Company to seek a protective order.

4.15.4 As a material inducement for the Company to enter into this Agreement, Consultant agrees that during the Term of this Agreement, and for a period of three (3) years thereafter, Consultant will not directly or indirectly, individually, in partnership or in conjunction with any person, association or company, in any capacity whatsoever: (a) solicit, induce, or attempt to influence, directly or indirectly, any supplier, client, customer, or prospective supplier, client or customer of the Company to reduce, curtail or discontinue business with the Company; (b) employ or retain or attempt to employ or retain, directly or indirectly, any person who at that time is, or within twelve (12) months prior thereto had been, employed or retained by the Company; or (c) solicit, induce or attempt to influence, directly or indirectly, any employee or independent contractor of the Company to reduce, curtail or terminate his, her or its employment or independent contractor relationship with the Company. In addition, as a material inducement for the Company to enter into this Agreement, Consultant agrees that during the Term of this Agreement, Consultant will not directly or indirectly, individually, in partnership or in conjunction with any person, association or company, in any capacity whatsoever directly or indirectly, promote, sell or solicit orders for any products or services which, in the opinion of the Company, are in competition with the Company products or services.

4.15.5    Nothing in this Agreement is intended to grant any right Consultant under any patent, mask work right, copyright, trade secret or property right (including without limitation any intellectual property right) of the Company, and the parties understand and agree that any and all property owned by the Company prior to or subsequent to the Effective Date remain the exclusive property of the Company, notwithstanding the parties’ execution and delivery of this Agreement. All work arising from the Services performed hereunder and all materials and products developed or prepared for Company by Consultant in connection with the Services performed hereunder are the exclusive property throughout the work of Company, and all right, title and interest therein shall vest in Company. All documentation, inventions, discoveries, processes, ideas, methods, designs, know-how, whether or not patentable, and other copyrightable materials developed or prepared by Consultant in connection with the services performed hereunder shall be assigned to the Company. Any and all inventions, discoveries, processes, ideas, methods, designs and know-how, whether or not patentable, which Consultant may conceive or make either alone or in conjunction with others, during the Term of this Agreement, which in any way pertain to or are connected with the Services performed hereunder, shall be the sole and exclusive property throughout the world of Company; and Consultant, whenever requested to do so by Company, at Company’s expense, and without further compensation or consideration, shall promptly execute any and all applications, assignments and other instruments and perform such acts which Company shall deem necessary or advisable in order to apply for and obtain copyrights, letters patent and other applicable statutory protection throughout the world for said inventions, ideas and discoveries, and in order to assign and convey to Company the sole and exclusive right, title and interest throughout the world in and to said inventions, discoveries, processes, ideas, methods, designs and know-how, or any applications, copyrights or patents thereof.

4.16 The parties acknowledge and agree that, if there is any breach by Consultant of the provisions of Section 4.15 of the Agreement, the Company will suffer irreparable injury that cannot be compensated by money damages and therefore will not have an adequate remedy at law. Accordingly, if the Company institutes an action or proceeding to enforce the provisions of Section 4.15 of this Agreement, the Company will be entitled to seek such injunctive relief, specific performance, or other equitable remedy from a court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. These rights will be in addition to and without prejudice to such other rights as the Company may have in law or in equity.

4.17 Each and all of the several rights and remedies provided for in this Agreement shall be construed as being cumulative, no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law or equity, and pursuit of any one remedy shall not be deemed to be an election of such remedy, or a waiver of any other remedy.

4.18 Except as otherwise expressly stated herein, termination of this Agreement for any reason shall not affect any of the rights or obligations of either party that exists as of the date of termination, and which rights and obligations shall survive such termination.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date.

Monster Offers

By: /s/ Wayne Irving

Wayne Irving

CEO

Ambrosial Consulting Group, LLC

/s/ J. Salwender

_______________________________

J. Salwender

Managing Member